EXHIBIT 32(a)

CERTIFICATION

        Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended September 24, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 10, 2003                         By:/s/ Ronald A. McDougall
                                                                        Ronald A. McDougall,
                                                                        Chairman of the Board and
                                                                        Chief Executive Officer
                                                                        (Principal Executive Officer)